                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                              ____________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                March 27, 1997
                Date of Report (Date of earliest event reported)

                               CELL GENESYS, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                      0-19986                94-3061375
(State or Other Jurisdiction    (Commission File Number)    (IRS Employer
 of Incorporation)                                          Identification No.)


                               342 Lakeside Drive
                         Foster City, California  94404
          (Address of principal executive offices, including zip code)

                                 (415) 358-9600
              (Registrant's telephone number, including area code)

                                 Not applicable
         (Former name or former address, if changed since last report)
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                                       2
Item 5.   Other Events.

  On March 27, 1997, Cell Genesys, Inc., a corporation organized under the laws of the State of Delaware ("Cell Genesys"), announced that, together with its Abgenix, Inc. ("Abgenix") subsidiary and Abgenix' joint venture partner Japan Tobacco Inc. ("Japan Tobacco"), it had signed a comprehensive patent cross-license and settlement agreement with GenPharm International Inc. ("GenPharm") that resolved all related litigation and claims between the parties (the "Cross-License and Settlement"). The cross-license agreement includes a worldwide royalty free cross-license to all issued and related patent applications pertaining to the generation of fully human monoclonal antibody technologies in genetically modified strains of mice. Cell Genesys also obtained a license to certain technology in the field of gene therapy held by GenPharm. As consideration for the settlement and cross-license agreement, Cell Genesys agreed to issue a note due September 30, 1998 for $15 million, which bears interest at seven percent per year and is convertible at the option of GenPharm into 1,666,666 shares of Cell Genesys common stock at $9.00 per share. The conversion price is subject to adjustment in 12 months. In addition, Japan Tobacco agreed to make a cash payment to GenPharm. The agreement also calls for two potential milestone payments of $7.5 million each to GenPharm based on the future issuance of certain patents relating to human monoclonal antibody technology in Europe and Japan and/or the United States. These payments would be made by Xenotech L.P., which is an equal joint venture of Abgenix and Japan Tobacco.

  In connection with the Cross-License and Settlement, Cell Genesys sought the consent of Somatix Therapy Corporation, a corporation organized under the laws of the State of Delaware ("Somatix"), to the Cross-License and Settlement, which consent was required under the agreement and plan of merger and reorganization, dated as of January 12, 1997 ("the "Merger Agreement") among Cell Genesys, Somatix and S Merger Corp., a corporation organized under the laws of the State of Delaware and a direct wholly owned subsidiary of Cell Genesys, as in effect prior to its amendment and restatement as of March 27, 1997. Somatix indicated a willingness to consent to the Cross-License and Settlement, but sought an amendment to the original Merger Agreement to, among other things, eliminate certain adjustments to the Common Exchange Ratio and the Series A Exchange Ratio (each as defined in the Merger Agreement). On March 27, 1997, Somatix consented to the Cross-License and Settlement and the Merger Agreement was amended and restated to, among other things, eliminate two contingent downward adjustments to the Common Exchange Ratio and the Series A Exchange Ratio.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (c)  Exhibits.

 Exhibit No.                           Description
 -----------                           -----------
     2.1         Amended and restated agreement and plan of merger and
                 reorganization, dated as of January 12, 1997, as amended and restated as of March 27, 1997, among Cell Genesys, Inc., S
                 Merger Corp. and Somatix Therapy Corporation.

     99.1 Press release issued March 27, 1997 announcing the cross-license and settlement agreement among Cell Genesys, Inc., Abgenix, Inc., Japan Tobacco Inc. and GenPharm International
                 Inc.

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                                       3


                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 CELL GENESYS, INC.



Dated:  April 2, 1997            By:  /s/ KATHLEEN SEREDA GLAUB
                                    ---------------------------
                                    Kathleen Sereda Glaub
                                    Senior Vice President and
                                         Chief Financial Officer
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                                       4


                                 EXHIBIT INDEX


  Exhibit No.                           Description
  -----------                           -----------
     2.1 Amended and restated agreement and plan of merger and reorganization, dated as of January 12, 1997, as amended and restated as of March 27, 1997, among Cell Genesys, Inc., S Merger Corp. and Somatix Therapy Corporation.

     99.1 Press release issued March 27, 1997 announcing the cross-license and settlement agreement among Cell Genesys, Inc., Abgenix, Inc., Japan Tobacco Inc. and GenPharm International Inc.